EXHIBIT 99.1

NEWS RELEASE

FOR FURTHER INFORMATION CONTACT:
Stephen M. Merrick	Mary Ellen Dammyer
Executive Vice President	Investor Relations
(847) 382-1000	(847) 382-1000

CTI Industries Corporation
Releases Financial Results for
The Third Quarter and Nine Months
Ended September 30, 2005

FOR IMMEDIATE RELEASE
Friday, November 21, 2005

BARRINGTON, IL, November 21, 2005 – CTI Industries Corporation (NASDAQ Small Cap – CTIB), a manufacturer and marketer of metalized balloons, latex balloons, novelty items and printed and laminated films, today released financial results for its third quarter and for the nine months ending September 30, 2005. For the quarter, net sales were $6,033,831 compared to net sales for the third quarter of 2004 of $8,125,521, a decrease of 26%. The Company incurred a net loss for the quarter of ($416,267), compared to a net loss of $(150,370) for the third quarter of 2004.

Net loss per share basic and diluted was ($0.21) for the three months ending September 30, 2005, compared to a net loss per share basic and diluted of ($0.08) for the third quarter of 2004.

For the nine month period ending September 30, 2005, net sales were $22,709,785 compared to net sales for the same period in 2004 of $28,611,290, a decrease of 21%. For the nine month period, the Company had a net loss of ($385,395) compared to net income of $85,850 for the same period in 2004. For the nine month period, the Company had a net loss per share (basic and diluted) of ($0.20), compared to income per share of ($0.04) (basic and diluted) for the same period last year.

“The decline in revenues we have experienced this year, in the third quarter and year to date, are a reflection significantly of the termination of our relationship with, and sales of foil balloons to, Hallmark Cards,” said Howard Schwan, President. “During this year to date, we have also experienced modest declines in sales of other products, including latex balloons, helium and sales of consumer pouches to one customer.” he said.

“Despite these declines in revenues,” he said, “we have slightly improved product margins over the first nine months of this year, and we have begun to replace the lost revenues with expanded sales of foil and latex balloons to other customers, the introduction of a new line of consumer food storage bags and the addition of a new customer for our commercial films.”

CTI Industries is one of the leading manufacturers and marketers of metalized and latex balloons, produces laminated and printed films for commercial uses and produces flexible containers including consumer storage pouches. CTI markets its products throughout the United States and in a number of other countries.

This press release may contain forward-looking statements within the meaning of Section 17A of the Securities Act and Section 21E of the Securities Exchange Act. Actual results could differ materially from those projected in the forward-looking statements, which involve a number of risks and uncertainties, including (i) the risks of generating and maintaining sales in a highly competitive market, (ii) the ability of the Company to enter into or maintain contracts or relationships with customers, distributors, licensors and suppliers, (iii) manufacturing risks, as well as other risks and uncertainties reported by the Company in its SEC filings, and such statements should also be considered in conjunction with cautionary statements contained in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K.

– FINANCIAL HIGHLIGHTS FOLLOW –

CTI INDUSTRIES AND SUBSIDIARIES
SUMMARY FINANCIAL INFORMATION
Quarter Ended September 2005 and 2004

(Unaudited)

Consoldated condensed Balance Sheet
	September 30, 2005	December 31, 2004
Assets
Current Assets:
Cash and cash equivalents	$202,603	$526,470
Accounts receivable, net	4,016,112	6,123,137
Inventories	7,016,758	8,348,494
Other current assets	509,572	646,805
Total current assets	11,745,045	15,644,906

Property and equipment, net	9,857,108	10,588,511
Other assets	1,370,495	1,654,147

Total Assets	$22,972,648	$27,887,564

Liabilities & Stockholders' Equity
Total current liabilities	$13,615,068	$18,435,055
Long term debt, less current maturities	5,019,355	5,119,745
Other liabilities	1,608,898	1,371,364
Minority interest	11,368	10,230
Stockholders' equity	2,717,959	2,951,170

Total Liabilities & Stockholders' Equity	$22,972,648	$27,887,564

Consolidated Statements of Operations
	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Net sales	$6,033,831	$8,125,521	$22,709,784	$28,611,290
Cost of sales	4,791,645	6,455,743	18,010,651	22,762,114

Gross profit on sales	1,242,186	1,669,778	4,699,133	5,849,176

Operating expenses	1,399,430	1,700,292	4,425,260	5,286,858

Income from operations	(157,244)	(30,514)	273,871	562,318

Other income (expense):
Interest expense	(281,047)	(339,953)	(868,154)	(1,009,917)
Other	(3,798)	129,124	216,853	618,792

Income (loss) before income taxes and minority interest	(442,089)	(241,343)	(377,430)	171,193

Income tax expense	(25,544)	(90,850)	8,168	84,279

Income (loss) before minority interest	(416,545)	(150,493)	(385,598)	86,914

Minority interest in (loss) of subsidiary	(278)	(123)	(203)	1,064

Net income (loss)	$(416,267)	$(150,370)	$(385,395)	$85,850

Income (loss) applicable to common shares	$(416,267)	$(150,370)	$(385,395)	$85,850

Basic income (loss) per common and common equivalent shares	$(0.21)	$(0.08)	$(0.20)	$0.04

Diluted income (loss) per common and common equivalent shares	$(0.21)	$(0.08)	$(0.20)	$0.04

Weighted average number of shares and equivalent shares of common stock outstanding:
Basic	1,963,615	1,932,692	1,957,283	1,923,212

Diluted	1,963,615	1,932,692	1,957,283	1,991,766